EMPLOYMENT AGREEMENT



     THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of April 1, 1993, is entered into between Redgate Communications Corporation, a Delaware corporation (the "Company"), and Theodore J. Leonsis (the "Employee").


                                     RECITAL

     The Company desires to employ the Employee and the Employee is willing to accept such employment, on the terms and subject to the conditions set forth in this Agreement.


                                    AGREEMENT

     In consideration of the recital and of the mutual promises set forth in this Agreement, the Company and the Employee agree as follows:

     1. Termination of Prior Agreement. The Employment Agreement between the Company and the Employee, dated April 1, 1991, is hereby superseded and terminated in its entirety by this Agreement as of the date of this Agreement.

     2. Employment. The Company shall employ the Employee and the Employee accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

     3. Term and Termination. The Employee understands, acknowledges and agrees that his employment with the Company is for an unspecified duration and constitutes "at-will" employment. The Employee acknowledges and agrees that this employment relationship may be terminated at any time, with or without cause.

     The Employee understands and agrees that his satisfactory performance of the duties designated by the Company is the sole consideration for the salary and benefits paid by the Company. The Employee further understands and agrees that neither his job performance (whether satisfactory or exemplary) nor promotions, commendations, bonuses, stock, stock rights, or the like from the Company give rise to or establish an obligation on the part of either the Company or the Employee to continue his employment or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of this Employment Agreement. This Employment Agreement cannot be modified, amended, or extended except in writing executed by the Company and by Employee.

     4. Duties. During the term of this Agreement, the Employee shall serve as the President and Chief Executive Officer of the Company as well as Chairman of the Board of Directors and shall serve the Company in such other capacities as may be determined by the Board of Directors of the Company from time to time, and shall perform such administrative, managerial, development, production, marketing, research and other duties as are reasonable and commensurate with the Employee's position with the Company and as may be assigned to him by the Board of Directors of the Company or a committee thereof from time to time. Except as set forth in Schedule 4, the Employee shall devote his full time and energies to the business and affairs of the Company and shall use his best efforts, skills and abilities to perform his duties under this Agreement.

     5. Compensation. During the term of this Agreement, the Employee shall be compensated as set forth in this Section 5.

          (a) Base Compensation. The Company shall pay to the Employee, and the Employee shall accept from the Company, as compensation for the performance of his duties under this Agreement, a salary at such rate as may be fixed from time to time by the Board of Directors of the Company, but in no event less than rate of $195,000 per year (the "Base Compensation"). The Employee's salary shall be payable biweekly in substantially equal installments, or at more frequent, or, in the event that the Company's other executive officers are paid less frequently, less frequent, intervals, as the Board of Directors may determine.

          (b) Fringe Benefits. For so long as Employee is employed by the Company, Employee shall be entitled to receive all standard fringe benefits, including without limitation, vacation benefits, offered by the Company to all employees. Employee shall further be entitled to continue to receive, and the Company shall be obligated to continue to provide to Employee at the Company's expense, all fringe benefits currently being received by Employee from the Company which are set forth on Schedule 5(b).

     6. Representation of Employee. The Employee represents and warrants that the Employee is not a party to, or bound by, any agreement or commitment, or subject to any restriction, including but not limited to agreements related to previous employment containing confidentiality or noncompete covenants, which in the future may have a possibility of adversely affecting the business of the Company or the performance by the Employee of his duties under this Agreement.

     7. Confidentiality. The Employee reaffirms the terms and conditions of his Confidential information and Nondisclosure Agreement, of even date herewith, with the Company.

     8. Non-Competition. The Employee agrees that during the term of this Agreement and for a period of one year following the termination of the Employee's employment with the Company, the Employee will not, directly or indirectly as long as the Company is paying Employee his termination benefits:

          (a) as an individual proprietor, partner, stockholder, officer, employee, director, consultant, agent, joint venturer, investor, lender, or in any other capacity whatsoever, alone or in association with others, own, manage, operate, control or participate in the ownership, management, operation or control of, or work for or permit the use of his name by, or be connected in any manner with, any business activity which is in competition with any business of the Company or any of its subsidiaries in any state of the United States in which the Company or any of its subsidiaries transacts business on the date of the termination of this Agreement;

          (b) recruit or otherwise solicit or induce any person (natural or otherwise) who is at the time an employee of the Company to terminate his or her employment with, or otherwise cease his or her relationship with, the Company or any of its subsidiaries, or hire any such employee who has left the employ of the Company within one year after termination of such employee's employment with the Company; or

          (c) solicit any person (natural or otherwise) who is or who had been a customer of the Company or any of its subsidiaries at any time during the term of this Agreement.

     The restrictions against competition set forth above are considered by the parties to be reasonable for the purposes of protecting the business of the Company. If any such restriction is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too broad a range of activities or in too large a geographic area, however, such restriction shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     9. Remedies. The Employee acknowledges that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy in the event of a breach of the provisions of Sections 7 or 8. Accordingly, the Employee agrees that, in addition to any other remedies available to the Company, the Company shall be entitled to specifically enforce the provisions of Sections 7 or 8. In the event of such a breach, in addition to any other remedies available to the Company, the Company shall be entitled to receive from the Employee payment of, or reimbursement for, the Company's reasonable attorneys' fees and disbursements incurred in enforcing any such provision.

     10. Termination. This Agreement may be terminated by the election of either party hereto or upon the occurrence of any of the events set forth in and subject to the terms of this Section 10.

          (a) Death. This Agreement will terminate upon the death of the Employee.

          (b) Disability. This Agreement may be terminated at the Company's option, immediately upon notice to the Employee, if the Employee shall suffer a permanent disability. For the purposes of this Agreement, the term "permanent disability" shall mean the Employee's inability to perform the Employee's duties under this Agreement for a period of any six consecutive months due to illness, accident or any other physical or mental incapacity.

          (c) Without Cause. This Agreement may be terminated at either party's option for any reason or no reason.

          (d) Cause. This Agreement may be terminated at the Company's option, immediately upon notice to the Employee, upon the Employee's: (i) breach of any material provision of this Agreement; (ii) willful refusal to perform a duty directed by the Board of Directors of the Company or a committee thereof which is reasonably within the scope of the Employee's duties; (iii) substantive misappropriation for personal use of assets or business opportunities of the Company; (iv) commission of a felony; (v) gross negligence or willful malfeasance in discharging the Employee's obligations under this Agreement; or
(vi) the good faith determination by the Board of Directors of the Company that the Employee has failed or is unable to competently and adequately perform his duties under this Agreement.

          (e) Effect of Termination. In the event of any termination under this Section 10, the Company shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, the Employee from and after the date of the termination, other than payments or benefits accrued and due and payable to him prior to the date of the termination; provided, however, that in the event of a termination under Sections 10(a) (b) or (c), the Employee shall be entitled to continue to receive salary at his then current base salary in accordance with the Provisions of Section 5 for the twelve-month period beginning with the date of termination, and shall be provided the opportunity to remain covered by any or all (at Employee's option) of the Company's benefit plans applicable to Employee at the date of such termination, including without limitation, any of the Company's group or individual insurance plans, provided the Employee bears all expenses related to such continued benefit plans (which expenses, at the Company's option, may be offset against the foregoing severance payment or any other amount owed by the Company for the account of the Employee), and provided that the terms of any such benefit plans permit such continued insurance coverage of the Employee after such termination. The Employee will also continue to receive his car allowance of $800 per month, which is currently treated as income.

     11.  Miscellaneous.

          (a) Survival. The provisions of Sections 7 and 8 shall survive the termination of this Agreement.

          (b) Entire Agreement. This Agreement sets forth the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties pertaining to the subject matter hereof, including the prior employment agreement dated April 1, 1991 which, as provided above in Section 1, is superseded and terminated in its entirety as of the date of this Agreement.

          (c) Modification. This Agreement may not be modified or terminated orally, and no modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced; provided, however, that Employee's compensation may be increased at any time by the Company without in any way affecting any of the other terms and conditions of this Agreement, which in all other respects shall remain in full force and effect.

          (d) Waiver. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

          (e) Successors and Assigns. Neither party shall have the right to assign this personal Agreement, or any rights or obligations hereunder, without the consent of the other party; provided, however, that upon the sale of all or substantially all of the assets, business and goodwill of the Company to another company, or upon the merger or consolidation of the Company with another company, this Agreement shall inure to the benefit of, and be binding upon, both Employee and the company purchasing such assets, business and good will, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other company were the Company. Subject to the foregoing, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their legal representatives, heirs, successors and assigns.

          (f) Additional Acts. The Employee and the Company each agrees to execute, acknowledge and deliver and file, or cause to be executed, acknowledged and delivered and filed, any and all further instruments, agreements or documents as may be necessary or expedient in order to consummate the transactions provided for in this Agreement and do any and all further acts and things as may be necessary or expedient in order to carry out the purpose and intent of this Agreement.

          (g) Communications. All notices, requests, other communications under this Agreement shall be in writing and shall be deemed to have been given at the time personally delivered or when mailed in any United States post office enclosed in a registered or certified postage prepaid envelope and addressed to the addresses set forth below, or to such other address as any party may specify by notice to the other party; provided, however, that any notice of change of address shall be effective only upon receipt.

To the Company:     Redgate Communication Corporation
                    660 Beachland Boulevard
                    Vero Beach, Florida  32693

To the Employee:    Theodore J. Leonsis
                    280 Sea Breeze Court
                    Town of Orchid
                    Vero Beach, Florida  32963

          (h) Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

          (i) Jurisdiction; Venue. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect hereof may be brought in the courts of the State of Florida or in the U.S. District Court for the Southern District of Florida, and the parties hereby accept the nonexclusive jurisdiction of those courts for the purpose of any suit, action or proceeding. In addition, the parties hereto irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Florida, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Florida has been brought in an inconvenient forum.

          (j) Governing Law. This Agreement is made and executed and shall be governed by the laws of the State of Florida, excluding rules relating to conflict of laws.

     IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement as of the date set forth above.


                              REDGATE COMMUNICATION CORPORATION


                              By:/S/JOHN F. CUNNINGHAM

                              Its: Director, Chairman Compensation Committee

                              /S/THEODORE J. LEONSIS   2/12/94
                              Theodore J. Leonsis